Exhibit 99.4

PRELIMINARY PROXY CARD

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SHAW GROUP INC.

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 21, 2012

The undersigned hereby appoints Brian Ferraioli and Regina Hamilton, and each of them individually, as proxies, with full power of substitution, to represent and to vote, as designated herein, all shares of common stock of The Shaw Group Inc. (“Shaw”), at the Special Meeting of Shareholders of Shaw, to be held on December 21, 2012 at 9:00 a.m., Central time, at Shaw’s headquarters, located at 4171 Essen Lane, Baton Rouge, Louisiana 70809, and at all adjournments thereof, at which the undersigned could vote, if present, in such manner as they may determine on any matters which may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement for the Special Meeting of Shareholders.

The undersigned hereby revokes any other proxy to vote at the Special Meeting of Shareholders. This Proxy may be revoked at any time prior to its exercise by (i) giving written notice of revocation to the Secretary of Shaw, (ii) appearing and voting in person at the Special Meeting of Shareholders, or (iii) properly completing and executing a later dated proxy and delivering it to the Secretary of Shaw at or before the Special Meeting of Shareholders.

The undersigned, by signing below, hereby certifies that either the undersigned (i) together with its affiliates, on the record date for the Special Meeting of Shareholders, did not beneficially own 5% or more of the outstanding shares of Shaw common stock and is not a “Related Person” as defined in the Restated Articles of Incorporation, as amended, of Shaw, or (ii) the undersigned is a “Related Person” and has separately delivered written notice to the Corporate Secretary of Shaw, at 4171 Essen Lane, Baton Rouge, Louisiana 70809, (a) indicating that the undersigned is a “Related Person,” (b) identifying any affiliates that own Shaw common stock, (c) indicating the number of shares beneficially owned by such “Related Person” and such affiliates and (d) indicating the number of such shares to be voted by the “Related Person” and any such affiliates and the manner in which they will be voted. For additional information in determining whether or not you are a “Related Person,” please carefully read the joint proxy statement/prospectus.

The shares represented by this Proxy will be voted in the manner set forth below. If signed and no direction is given for any item, the shares represented by this Proxy will be voted “FOR” Proposals 1, 2 and 3. The shares represented by this Proxy will be voted in the discretion of the proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

Address change/comments:

(If you noted any address changes and/or comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side.

[SHAW LOGO] 4171 Essen Lane Baton Rouge, Louisiana 70809

SUBMIT YOUR PROXY BY INTERNET - www.[—].com

To submit your proxy over the Internet, please visit www.[—].com any time prior to 11:59 p.m., Central time, on December 20, 2012. Please have this proxy card in hand when visiting the website and follow the instructions provided.

Special Meeting of Shareholders to be held on December 21, 2012

SUBMIT YOUR PROXY BY PHONE - 1-800-[—]

To submit your proxy by telephone, please call 1-800-[—] any time prior to 11:59 p.m., Central time, on December 20, 2012. Please have this proxy card in hand when calling and follow the instructions provided.

SUBMIT YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [—].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain			For	Against	Abstain

1	Proposal to approve the Transaction Agreement (as such agreement may be amended from time to time, the “Transaction Agreement”), dated as of July 30, 2012, between Shaw, Chicago Bridge & Iron Company N.V. (“CB&I”) and Crystal Acquisition Subsidiary Inc., a wholly owned subsidiary of CB&I (“Acquisition Sub”), pursuant to which Acquisition Sub will merge with and into Shaw (the “Transaction”).	☐	☐	☐	3	Proposal to approve the adjournment of the special meeting, if necessary, to enable the Board of Directors of Shaw to solicit additional proxies to approve the Transaction Agreement.	☐	☐	☐
		For	Against	Abstain

2	Proposal, on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Shaw’s named executive officers in connection with the Transaction.	☐	☐	☐

For address change/comments, mark here.		☐
(see reverse for instructions)

		Yes	No
Please indicate if you plan to attend this special meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]          Date                                  Signature (Joint Owners)